UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2008

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 – Entry into a Material Definitive Agreement.

 AngioDynamics, Inc. (the "Company") entered into a Settlement Agreement (the "Settlement Agreement"), effective April 2, 2008 with Diomed, Inc. ("Diomed") relating to the previously disclosed litigation entitled Diomed, Inc. v. AngioDynamics, Inc., Civil Action No. 04 10019 RGS, originally filed on January 6, 2004 in the U.S. District Court for the District of Massachusetts (the "Court").  A copy of the Settlement Agreement is filed with this Form 8-K as Exhibit 10.1 and the description below is qualified in its entirety by reference thereto.

Pursuant to the Settlement Agreement, (i) the Company will make a payment to Diomed in the amount of $7,000,000, (ii) the Company and Diomed shall jointly request that the United States Court of Appeals for the Federal Circuit dismiss the pending appeal by the Company, and (iii) Diomed shall provide to the Company a satisfaction of judgment, releasing the Company from the monetary obligation imposed by the Court on August 3, 2007 in its entry of judgment against the Company.

A copy of the press release issued by the Company on April 2, 2008, announcing the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On April 2, 2008, the Company issued a press release, a copy of which is attached as Exhibit 99.1, announcing its financial results for the third quarter of fiscal 2008, which ended on February 29, 2008, and held a conference call after the close of the financial markets discussing the results and answering questions.  A replay of the conference call will be available by telephone and on the Company's website through April 9, 2008.

The information provided pursuant to this Item 2.02 of this current report, including the information contained in Exhibit 99.1 is being furnished pursuant to such Item and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7.01 – Regulation FD Disclosure.

On April 2, 2008, the Company issued a press release, a copy of which is attached as Exhibit 99.1, updating its previously disclosed guidance with respect to full year fiscal 2008 financial results.

Forward-Looking Statements

This document and its attachments include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "expect," "reaffirm," "anticipate," "plan," "believe," "estimate," "may," "will," "predict," "project," "might," "intend," "potential," "could," "would," "should," "estimate," "seek," "continue," "pursue," or "our future success depends," or the negative or other variations thereof or comparable terminology, are intended to identify such forward-looking statements. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of the Company.  These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of the Company may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the factors described from time to time in the Company's reports filed with the SEC, including the Company's Form 10-K for the fiscal year ended June 2, 2007 and Form 10-Q for the period ended November 30, 2007, financial community and rating agency perceptions of the Company; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.  In addition to the matters described above, the ability of the Company to develop its products, future actions by the FDA or other regulatory agencies, results of pending or future clinical trials, the outcome of pending patent litigation, overall economic conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, and the effects on pricing from group purchasing organizations and competition, may affect the actual results achieved by the Company.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this document.

Item 9.01 – Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement effective April 2, 2008.
99.1	Press Release dated April 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: April 4, 2008	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement effective April 2, 2008.
99.1	Press Release dated April 2, 2008.